Exhibit 99.2

TRADING SYMBOLS:	March 16, 2010
In the United States: NYSE Amex: HTM and in Canada: TSX: GTH

U.S. GEOTHERMAL ANNOUNCES CLOSING OF $8.6 MILLION PRIVATE PLACEMENT FINANCING

Boise, Idaho – March 16, 2010 (NYSE Amex: HTM, TSX: GTH) U.S. Geothermal Inc. (the “Company”) announced today closing of a private placement financing pursuant to which the Company has issued 8,209,519 shares of Common Stock at a price of $1.05 per share for gross proceeds of $8.6 million (the “Private Placement”). Each Investor was also issued a common share purchase warrant (a “Warrant”) exercisable for 50% of the number of shares of Common Stock purchased by the investor. Each Warrant is exercisable at $1.25 per share for a period of five years beginning September 16, 2010. After deducting for fees and expenses, the net proceeds to the Company are approximately $8.0 million. The net proceeds of the offering will be used by the Company to further develop its Neal Hot Springs geothermal project and for general working capital purposes.

Daniel Kunz, President and CEO of U.S. Geothermal Inc. said, “We believe this capital raise will help create significant value for all our shareholders by permitting us to commence drilling of the final production wells at Neal Hot Springs.”

RBC Capital Markets Corporation served as lead placement agent and Clarus Securities Inc., Dundee Securities Corporation and Baird acted as co-agents.

The Company will file a resale registration statement before April 15, 2010 and will use its best efforts to cause the registration statement to be declared effective within 120 days of the closing date. The Private Placement was made upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

The securities described herein have not been registered under the U.S. Securities Act of l933, as amended, or any state securities laws and may not be offered or sold in the United States or to U.S. persons unless an exemption from registration is available. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About U.S. Geothermal Inc.:
U.S. Geothermal Inc. is a renewable energy development company that is operating geothermal power projects at Raft River, Idaho and San Emidio, Nevada. U.S. Geothermal Inc. recently announced signing of a power purchase agreement and is in the final stages of negotiations for a project loan as part of its development activities at Neal Hot Springs in eastern Oregon.

Website: www.usgeothermal.com	NYSE Amex: HTM TSX: GTH

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Saf Dhillon - Investor Relations	Please visit our Website at: www.usgeothermal.com
U.S. Geothermal Inc.
Tel: 866-687-7059
Fax: 208-424-1030
saf@usgeothermal.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated use of proceeds. These statements are based on U.S. Geothermal Inc.’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described. Important factors that could cause actual results to differ materially from U.S. Geothermal’s expectations include the uncertainties involving the completion of the offering and the need for additional financing to explore and develop projects and availability of financing in the capital markets . Readers are cautioned to review the risk factors identified by the company in its filings with Canadian and US securities agencies, including U.S. Geothermal’s annual report on Form 10-K for the year ended March 31. 2009. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The NYSE Amex and the Toronto Stock Exchange do not accept responsibility for the adequacy of this release.

U.S. Geothermal Inc.	1505 Tyrell Lane, Boise, ID 83706	208-424-1027
www.usgeothermal.com